UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 12, 2011 (July 12, 2011)
DEVON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32318 (Commission File Number)	73-1567067 (I.R.S. Employer Identification No.)

20 NORTH BROADWAY, OKLAHOMA CITY, OK (Address of principal executive offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On July 12, 2011, Devon Energy Corporation (the “Company”) closed its previously announced public offering of $500 million aggregate principal amount of its 2.40% Senior Notes due 2016 (the “2016 Notes”), $500 million aggregate principal amount of its 4.00% Senior Notes due 2021 (the “2021 Notes”) and $1,250 million aggregate principal amount of its 5.60% Senior Notes due 2041 (the “2041 Notes” and together with the 2016 Notes and the 2021 Notes, the “Notes”). The Notes were issued pursuant to an indenture dated as of July 12, 2011 (the “Base Indenture”), between the Company and UMB Bank, National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1, dated as of July 12, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Company is filing the Base Indenture and the Supplemental Indenture as Exhibit 4.1 and Exhibit 4.2, respectively, to this report. By filing this report, the Company is causing these exhibits to be incorporated by reference herein.
The Notes are general obligations of the Company, which rank equally with all existing and future unsecured and unsubordinated debt of the Company. The 2016 Notes will bear interest at a rate of 2.40% per annum. The 2021 Notes will bear interest at a rate of 4.00% per annum. The 2041 Notes will bear interest at a rate of 5.60% per annum. Interest on the Notes will be payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2012, to persons who are registered holders of the Notes on the immediately preceding January 1 and July 1, respectively.
The Indenture limits the ability of the Company to incur liens, consolidate, merge or sell its assets, in each case subject to certain qualifications set forth in the Indenture.
The 2016 Notes will mature on July 15, 2016. The 2021 Notes will mature on July 15, 2021. The 2041 Notes will mature on July 15, 2041. On or after the date that is one month prior to the maturity for the 2016 notes, three months prior to the maturity for the 2021 notes, or six months prior to the maturity for the 2041 notes, respectively, the Company may, at its option, redeem the 2016 notes, the 2021 notes or the 2041 notes, at any time, in whole or in part, at its option at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to, but not including, the redemption date. At all other times, the Company may, at its option, redeem the Notes in whole or in part at a redemption price equal to the greater of 100% of the principal amount of the notes then outstanding to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the maturity date computed in accordance with the Indenture, plus, in each case, accrued and unpaid interest, if any, to the redemption date.
The Notes were offered and sold pursuant to the Company’s registration statement on Form S-3 filed on December 9, 2008 (File No. 333-156025), as amended by the Post-Effective Amendment No. 1 to Form S-3 filed on July 5, 2011. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated July 5, 2011, together with the accompanying prospectus, dated July 5, 2011, relating to the offering and sale of the Notes. This report does not constitute an offer to sell or solicitation of an offer to buy the Notes.
The above description is qualified in its entirety by reference to the terms of the Base Indenture and the Supplemental Indenture attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibits
4.1	Indenture, dated as of July 12, 2011, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee.

4.2	Supplemental Indenture No. 1, dated as of July 12, 2011, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee for the Notes.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 12, 2011

Devon Energy Corporation
By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President — Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of July 12, 2011, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee.

4.2	Supplemental Indenture No. 1, dated as of July 12, 2011, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee for the Notes.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).